Power of Attorney

I, the undersigned, named Xu Junjun, a citizen of the People’s Republic of China (the “PRC”), with ID number of 422422197012200040, holds 40% equity interest of Beijing Zhi Yuan Tian Xia Technology Co., Ltd. (“ZYTX”). As a shareholder of ZYTX, I hereby irreversibly entrust Zhi Bao Da Tong (Beijing) Technology Co., Ltd. (“ZBDT”) to execute the following rights under the terms of this Power of Attorney:

I, the undersigned, exclusively authorize ZBDT as the sole representative with full authority on performing shareholder’s rights upon the equity interest I hold, including but not limited to: (i) the attendance of the shareholder meeting and the signature of relative Shareholder Resolution(s) of ZYTX for and on behalf of myself; (ii) the performance of all the relative rights of myself entitled by law and the article of association of ZYTX, including but not limited to voting-rights and the right of assigning, transferring, or pledging such equity interest partially and/or wholly; and (iii) the appointment of the legal representative, board member, executive director, inspector, chief manager and/ or other senior management officer(s) of ZYTX on my behalf.

I, the undersigned, exclusively entrust ZBDT as the sole representative with full power to execute the Transfer Agreement mentioned in the Exclusive Equity Interest Purchase Agreement (which I shall be a party), and to perform the obligations thereunder on my behalf and complete all matters required for my performance under the Exclusive Equity Interest Purchase Agreement and the Equity Interest Pledge Agreement, which I am a party, entered into as of the signing date of such Power of Attorney. And such performance of such mentioned rights shall not constitute any limitation on this Power of Attorney.

Except as otherwise provided hereunder, ZBDT is entitled to, transfer, allocate or utilize in some other ways the dividends-in-cash and other non-cash income arising from the equity interest held by myself in accordance with my oral or written instructions.

Except as otherwise provided hereunder, ZBDT is entitled to perform all the necessary rights incurred form the equity interest upon his own discretions and without any oral or written instructions of mine.

ZBDT is entitled to re-consign all the matters under this Power of Attorney to any other individual(s) or legal person(s) by himself without issuing any notice or obtaining any prior consent from me. In the case of such matter, ZBDT shall report me promptly and insure me from suffering any losses.

This Power of Attorney shall be irreversible and valid existing when I am a shareholder of ZYTX and come into effect as of the date set force below.

During the term of this Power of Attorney, in the event that I intend to perform the rights and obligations hereunder, I shall negotiate with ZBDT in advance.

Signed by:	/s/ Xu Junjun
Name: Xu Junjun
Date: September 28, 2007